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                                                                     EXHIBIT 5.1
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                                                 New York, New York
                                                 October  , 1996


        U.S. Energy Systems, Inc.
        515 North Flagler Drive, Suite 202
        West Palm Beach, Florida  33401

                  Re:  U.S. Energy Systems, Inc.
                       Registration Statement on Form SB-2
                       -----------------------------------

        Ladies and Gentlemen:

                  We have acted as counsel to U.S. Energy Systems, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form SB-2, File No. 333-04612 (the Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) a primary offering by the Registrant of 2,443,750 shares of Common Stock (the "Common Stock") including 318,750 shares which the Underwriter has the option to purchase to cover over-allotments, if any, and 2,443,750 Redeemable Common Stock Purchase Warrants (the "Warrants") including 318,750 Warrants which the Underwriter has the option to purchase to cover over-allotments, if any, (ii) 212,500 shares of Common Stock and 212,500 Warrants to be issued to the Representative (as such term is defined in the Registration Statement), its officers or such other designees as may be permitted by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "Representative's Purchase Option"), entitling the Representative to purchase from the Company 212,500 shares of Common Stock and 212,500 Warrants at an exercise price of $5.00 per Warrant and (iii) a secondary offering (the "Secondary Offering") by (a) Enviro Partners L.P. ("Enviro") of 1,600,000 shares of Common Stock of the Registrant, (b) Anchor Capital Company LLC ("Anchor") of 205,000 shares of Common Stock of the Registrant and (c) Energy Management Corporation ("EMC") of 500,000 Warrants of the Registrant.

                  In connection with the proposed offerings, we have examined the Certificate of Incorporation, as amended, and the By-Laws of the Registrant, resolutions of the Board of Directors of the Registrant, and the Registration Statement. We have also made such inquiries and have examined originals, certified copies or copies of other instruments as we have deemed necessary or appropriate for the purpose of this opinion, For purposes of such examination, we have assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:
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             1. The Registrant is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware.

             2. The shares of Common Stock being issued and sold to the Underwriter by the Registrant pursuant to the Underwriting Agreement have been duly authorized and, when issued and delivered upon payment therefor in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

             3. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved for issuance and, when issued and delivered upon payment therefor in accordance with the terms of the Warrants will be validly issued, fully paid and non-assessable.

             4. The shares of Common Stock issuable upon exercise of the Warrants issuable upon exercise of the Representative's Purchase Option have been duly authorized and reserved for issuance and, when issued and delivered upon payment therefor in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

             5. The Warrants and the Representative's Purchase Option, when issued and delivered in accordance with the terms and conditions of the Underwriting Agreement and the Warrants issuable upon the exercise of the Representative's Purchase Option, in accordance with the terms and conditions thereof, will be valid obligations of the Registrant.

             6. The 205,000 shares of Common Stock to be sold by Anchor pursuant to the Secondary Offering have been duly authorized and, when issued and delivered, upon conversion of the Series One Preferred Stock, will be validly issued, fully paid and non-assessable.

             7. The 1,600,000 shares of Common Stock to be sold by Enviro pursuant to the Secondary Offering have been duly authorized and, when issued and delivered upon conversion of the 11% Cumulative Redeemable Convertible Preferred Stock, will be validly issued, fully paid and non-assessable.

             8. The 500,000 Warrants to be sold by EMC (the "EMC Warrants") pursuant to the Secondary Offering have been duly authorized and, when issued and delivered pursuant to the terms of the Warrant Purchase Agreement between the Registrant and EMC, will be valid obligations of the Registrant.

             9. The shares of Common Stock issuable upon exercise of the EMC Warrants have been duly authorized and when issued and delivered upon exercise of the EMC Warrants will be validly issued, fully paid and non-assessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference therein to our firm under the caption "Legal Matters." In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,